EXHIBIT 99.2

AMENDMENT TO BY-LAWS

(as approved by the Board of Directors on October 1, 2007)

Section 7.1 The certificates representing shares of stock of the Corporation shall be numbered and shall be entered onto the books of the Corporation as they are issued. The issuance of stock need not be represented by physical certificates, but may be recognized by book entry. Each shareholder shall be entitled, at his/her option, to a certificate exhibiting such stockholder's name and the number of shares held by such stockholder, which certificate shall be signed by the Chairman of the Board or the President or any Vice President, and by the Treasurer or the Secretary or any Assistant Secretary. Any or all of the signatures on such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.